Exhibit 10.14


                 [LETTERHEAD OF FIRST NATIONAL BANK OF IPSWICH]

                                November 5, 2003

Mr. John T. Coughlin
c/o PMC Realty Trust
239 Western Avenue
Essex, MA 01929

Dear Mr. Coughlin:

      Regarding our lease agreement for 8-10 Martin Street, Essex, MA 01929 (Branch Office), please accept this letter as notification of our intent to extend the lease. According to paragraph I our lease for the first term expires on May 31, 2004. This should be construed as fulfilling the six month notification requirement. Should you have any questions, please free to contact me.

                                                 Sincerely,


                                                 /s/ Don Gill

cc:   Dale McCalla
      John Doherty

                        [LETTERHEAD OF PMC REALTY TRUST]

                                   Commercial
                                      LEASE

WITNESSTH, that PMC Realty Trust (hereinafter referred to as LESSOR) does hereby lease, demise and let unto The First National Bank of Ipswich (hereinafter referred to as LESSEE) the following described premises which are located in the building at 8-10 Martin Street, Essex, MA 01929 and the premises hereby leased are located at Unit 2-3 approximately 3,000 square feet.

I. The term of this Lease shall be for a period of five (5) years, commencing on June 1, 1999 and ending on May 31, 2004. LESSEE shall have three (3), five (5) year options to renew, with 180 days written notice prior to expiration date. Providing LESSEE is in good standing with all terms and conditions of this Lease.

II. During the term of this Lease, the LESSEE covenants and agrees to pay the LESSOR as rental, without prior notice and demand, yearly rent of Forty Five Thousand Dollars, $45,000.00, payable in equal monthly installments of Three Thousand Seven Hundred Fifty Dollars, $3,750.00, in advance of the first day of each month for the month then ensuing, the first of said payments to be due and payable on the execution of Lease. All rental payments shall be made to the LESSOR at 239 Western Avenue, Essex, Massachusetts or such other place as the LESSOR may from time to time designate in writing.

III. The LESSEE further agrees that it will pay any and all taxes assessed against said premises for machinery, equipment and personal property in the premises, whether the tax bill is issued in the name of the LESSOR or the LESSEE.

IV. The LESSEE will pay for all water charges, electricity, and any other utilities or services used in the premises.

V. The LESSOR will make all repairs to the exterior of the building in which the hereby demised premises are located and the LESSEE will make all interior repairs, improvements or alteration which might be necessary and required in order to conduct the business of the LESSEE in the premises. However, it is understood and agreed that any improvements or alterations that are desired by the LESSEE will be effected only after notice to and written permission from the LESSOR. LESSEE is responsible for replacement of light bulbs. LESSEE further agrees to pay LESSOR as additional rent all sums due for repairs made to the demised premises, replacing of glass windows, doors, partitions, electric wiring and electric lamps etc., the keeping waste drain pipes open and repairs and replacement of wash basins and plumbing and heating apparatus, which are necessitated by or caused by misuse or abuse by LESSEE, as well as, for cleaning up premises, if required, upon vacating. The same shall by paid by LESSEE upon presentation of bills therefore. Maintenance of HVAC equipment shall be the responsibility of the LESSEE.
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PMC REALTY TRUST - LEASE - PAGE 2


VI. In the event that during the term of the Lease herein mentioned any rule, regulation or law is adopted by any governmental agency requiring alterations, improvements, or additions to the premises then such alterations improvements or additions shall be made by LESSEE.

VII. The LESSEE shall maintain with respect to the leased premises and the property of which the leased premises are a part, comprehensive public liability insurance in the amount of Five Hundred Thousand Dollars, $500,000.00, with property damage insurance in the limits of Fifty Thousand Dollars, $50,000.00, in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR, as well as, the LESSEE shall deposit with the LESSOR certificates for such insurance as or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein. LESSEE will indemnify and hold LESSOR harmless, and LESSEE will also indemnify LESSOR for all costs and reasonable attorneys fees incurred by the LESSOR and necessitated by said claims, demand or actions.

VIII. A policy of insurance evidencing such coverage shall be made available for LESSOR'S inspection and approval, which approval shall not be unreasonably withheld by LESSOR; such inspection to be made during the LESSEE'S normal business hours at the premises or at any other reasonable location by the LESSOR.

IX. The LESSOR will remove all snow and ice accumulation from the sidewalks adjacent to the premises hereby leased and will defend and save the LESSEE harmless from any claims for injury to persons or damage to property arising out of a claim for snow and ice being on the sidewalks adjacent to the leased premises.

X. The LESSEE will save the LESSOR harmless from all loss and damage occasioned by the use or escape of water upon said premises by bursting of pipes from any nuisance made or suffered on the premises, if said damage is occasioned by the LESSEE'S negligence.
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PMC REALTY TRUST - LEASE - PAGE 3


XI. The LESSEE shall not overload or damage the said premises nor carry on any business which shall be deemed to constitute a nuisance or be unlawful, improper or contrary to any law of the Commonwealth of Massachusetts or any by-law of the Town or Essex or do any act which may make void or voidable any insurance, in the premises or building against fire. If because of the said premises, the LESSOR should be assessed any increase or extra insurance premiums payable for any insurance which is the result of a use of the premises by the LESSEE, then the LESSEE will pay such additional premium or cost of insurance. LESSEE agrees to reimburse LESSOR for said portions of said insurance premium, or premiums within (60) days of notice of said portion being furnished to LESSEE by LESSOR in writing each year.

XII. Signage. LESSEE may use building and park directories at their cost. It is understood that exterior signage is important to the LESSEE. LESSOR will review all signage requests, LESSOR and will not withhold approval of signage. LESSOR will have final sign off on signage. LESSEE will obtain all permits and assume all costs. At the end of the lease, LESSEE will remove signage and restore building to original condition. It is agreed that last months deposit has been waived. All other payment terms will remain the same.

XIII. The LESSEE covenants and agrees to pay the LESSOR upon execution of this Lease, an amount equal to one month's rental Three Thousand Seven Hundred Fifty Dollars, $3,750.00, as a security deposit as security for the full and faithful performance by the LESSEE of all the terms and conditions upon the LESSEE'S part to be performed, which sum shall be returned to the LESSEE within thirty (30) days of the expiration of this Lease, provided that the LESSEE has fully and faithfully carried out all the terms, covenants and conditions to be performed by it.

XIV. The LESSEE will quit and deliver up the premises to the LESSOR, or its attorney, peaceably and quietly at the expiration of the terms herein, or any renewal hereof, in as good order and condition, reasonable use and wear thereof, fire and unavoidable casualties excepted, as the same are now in.

XV. The LESSOR may, at reasonable times, enter to view the leased premises and to make repairs and alterations as the LESSOR may see fit to make, or to show the leased premises to others who may wish to lease or purchase.
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PMC REALTY TRUST - LEASE - PAGE 4


XVI. The LESSEE at the expiration of said lease will remove its good and effects and all persons claiming under them and peaceably yield up to the LESSOR said premises and all erections, additions and improvements to said premises in good repair, order and condition in all respects, damages by fire or other avoidable casualty only excepted. However, no claim is to be made for furniture and fixtures of the LESSEE but if the LESSEE removes furniture and fixtures the LESSEE will repair all damages, holes, and other markings occasioned by the removal of said furniture and fixtures.

XVII. In addition to all other costs hereunder, the LESSEE agrees to pay a pro-rated share of the LESSOR'S taxes on the building in which the premises are located, and a pro-rated cost of maintenance of said building insurance on said building and snow removal around said building as an additional rent. Said pro ration to be computed on a square footage basis. LESSOR may charge LESSEE monthly for said additional rent, based upon LESSOR'S estimates with a reconciliation at such time as the exact sums are known.

XVIII. The LESSOR may give the LESSEE fifteen (15) days notice of intention to terminate this Lease in the event that:

a. The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for fifteen
       (15) days after written notice thereof; or

b. The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within fifteen (15) days after written notice thereof; or

c. The LESSEE shall be declared bankrupt or insolvent according to law or, of any assignment shall be made of LESSEE'S property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE'S effects, with prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of term. If the LESSEE shall default, after reasonable notice thereof, in the observance of performance under or by virtue of any of the provisions in any article of this lease, the LESSOR without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditure or incurs any obligation, interest at the rate of twelve (12) percent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

d. If a dispute occurs between LESSOR and LESSEE Section XVIII a. and b. will not cause effect of default until dispute is resolved.
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PMC REALTY TRUST - LEASE - PAGE 5


XIX. LESSEE covenants and agrees that all late payments shall bear a late charge at the rate of Twenty-Five Dollars, $25.00, commencing 10 days after the first day of the month.

XX. The LESSEE agrees that it will not assign, pledge, encumber or otherwise convey this Lease, or any interest therein, nor shall the LESSEE sublease the leased premises or any part thereof without the LESSOR'S prior written consent, which shall not be unreasonably withheld.

XXI. No modification, amendment, or alteration of this Lease shall be of any effect unless such modification, amendment, and/or alteration is in writing and signed by LESSOR and LESSEE. All notices hereunder shall be legally valid and sufficient if given in writing to LESSOR or LESSEE at the usual place of business or residence of LESSOR or LESSEE, in hand or by certified mail, return receipt requested. Notice shall be considered to have been given upon the date of delivery in hand or mailing.

XXII. The lease shall be binding upon the parties hereto, and upon their respective heirs, successors and assigns.

XXIII. The LESSEE covenants and agrees that all property of any kind that may be on the premises during the continuance of this Lease, shall be at the sole risk of the LESSEE, and that the LESSOR shall not be liable to the LESSEE or any other person for any injury, loss, or damages to property or to any person on the premises.


IN WITNESS WHEREOF the parties have hereunto set their hands on this 10th day of June 1999.


LESSEE: /s/ Donald P. Gill                 LESSOR: /s/ John T. Coughlin
        --------------------                       --------------------
        Donald P. Gill                             John T. Coughlin,
        President/Chief Executive Officer          Trustee


WITNESS: /s/ Tammy Hartmann                WITNESS: /s/ [ILLEGIBLE]
         --------------------                       ----------------------

                        [LETTERHEAD OF PMC REALTY TRUST]

                                 LEASE AMENDMENT

       WITNESS, that PMC Realty Trust (hereinafter referred to as LESSOR) does hereby amend the Lease date June 1, 1999 between LESSOR and the First National Bank of Ipswich (hereinafter referred to as LESSEE), covering Unit 2-3 consisting of approximately 3,000 square feet now deemed Unit 1 (entire first floor) consisting of 4,070 square feet located in the building at 8-10 Martin Street, Essex, MA 01929.

       Article II During the term of this Lease the LESSEE covenants and agrees to pay the LESSOR as rental, without prior notice and demand, the yearly rent of Sixty One Thousand Fifty Dollars and 00/100 ($61,050.00), payable in equal monthly installments of Five Thousand Eighty Eight Dollars and 00/100 ($5,088.00), in advance of the first day of each month for the month then ensuing, the first of said payments to be due and payable on execution of Lease. All rental payments shall be made to the LESSOR at 239 Western Avenue, Essex, Massachusetts or such other place as the LESSOR may from time to time designate in writing.

All other terms and conditions of the original Lease and other Lease Amendments remain the same.

IN WITNESS WHEREOF, the parties have unto set their hands on this 4th day of October, 2001.


LESSEE: /s/ Donald P. Gill                 LESSOR: /s/ John T. Coughlin
        --------------------                       --------------------
            Donald P. Gill                             John T. Coughlin,
    President/Chief Executive Officer                      Trustee


WITNESS: /s/ Michael J. Wolink             WITNESS: /s/ Dale A. Mitchell
          --------------------                      --------------------
                                                        Dale A. Mitchell

No increase in security or last month's rent.
Security Deposit = $1,561.85
Last Month Rent = $1,561.85